UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: December 9, 2010
PetSmart, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21888 (Commission File Number)	94-3024325 (IRS Employer Identification No.)
19601 North 27th Avenue, Phoenix, Arizona 85027
(Address of Principal Executive Offices) (Zip Code)
(623) 580-6100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Election of Director
On December 9, 2010, the Board of Directors of PetSmart, Inc. (the “Company”) increased the size of the Board from 11 to 12 as permitted by the Company’s Certificate of Incorporation, and unanimously appointed Dr. Angel Cabrera, Ph.D., to fill the newly-created vacancy. Dr. Cabrera will join the class of directors who were last elected in 2008, and whose terms expire in 2011. Accordingly, unless re-elected, his term will expire at the 2011 Annual Meeting of Stockholders.
Dr. Carebra, is currently the President of the Thunderbird School of Global Management, a position he has held since 2004. Before coming to Thunderbird, Dr. Cabrera was professor and dean at Instituto de Empresa in Madrid, Spain from 1998 to 2004.
As a non-employee Director, Dr. Cabrera will be entitled to receive the same regular cash and equity compensation paid by the Company to each of its other non-employee Directors, as described in “Article II. Corporate Governance and the Board of Directors — D. Director Compensation” of the Company’s Definitive Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 3, 2010, which description is incorporated herein by reference.
There are no arrangements or understandings between Dr. Cabrera and any other person pursuant to which Dr. Cabrera was selected as a Director. There is no family relationship between Dr. Cabrera and any other director or executive officer of the Company.
Other than our intention to enter into our standard form of indemnity agreement with Dr. Cabrera, there are no transactions between Dr. Cabrera and the Company that would require disclosure under Item 404(a) of Regulation S-K. The indemnity agreement provides, among other things, that we indemnify Dr. Cabrera under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, and settlements he may be required to pay in actions or proceedings to which he is, or may be, made a party by reason of his position as a Director, and otherwise to the full extent permitted under Delaware law and our Bylaws. The form of indemnity agreement is filed as Exhibit 10.1 to our Registration Statement on Form S-1 (No. 33-63912) filed with the Securities and Exchange Commission on June 4, 1993.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

99.1	Press Release entitled “PetSmart Appoints Dr. Angel Cabrera to Board of Directors” dated December 13, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.
	By:	/s/ J. Dale Brunk
Dated: December 13, 2010		J. Dale Brunk
Vice President, Deputy General Counsel, and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release entitled “PetSmart Appoints Dr. Angel Cabrera to Board of Directors,” dated December 13, 2010.